STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of the 3rd day of May 2007, by and between Energroup Technologies Corporation, a Utah corporation (the “Company”), Stephen R. Fry, Thomas J. Howells and Barry Richmond, officers and directors of the Company (the “Individual Officers”), and Halter Financial Investments, L.P., a Texas limited partnership (“Purchaser”), on the following:

Premises

Purchaser desires to acquire a controlling interest in the Company, and the Company desires to sell such a controlling interest in the Company to Purchaser, upon and subject to the terms and conditions of this Agreement.

Agreement

NOW, THEREFORE, on these premises and for and in consideration of the mutual promises and covenants set forth herein, the Company and Purchaser hereby agree as follows:

1.     Purchase and Sale of Shares. Purchaser agrees to purchase and acquire from the Company, and the Company agrees to sell and deliver to Purchaser, 11,200,000 restricted shares of the Company’s common stock, par value $0.001 (the “Shares”), in consideration of Purchaser’s payment to the Company of $350,000 in immediately available funds at Closing (as defined herein). The transactions contemplated hereby shall be closed by the delivery of the documents and the completion of the acts more particularly set forth herein. The issue and sale of the Shares to Purchaser hereunder is an isolated private offering of common stock being conducted by the Company in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) thereunder.

2.            Closing. The Closing of the transactions contemplated hereby shall take place at a mutually agreeable location in Salt Lake City, Utah on a mutually convenient date and time within five business days following the execution of this Agreement (the “Closing”).

(a.)	At the Closing, the Company shall deliver or cause to be delivered:

(i)        stock certificates for the Shares, which shall be registered in the names and denominations requested by Purchaser, provided the persons named are “accredited investors” as defined in Rule 501 of the U. S. Securities and Exchange Commission (the “SEC”) and subject to reasonable limitations in the number of designees as may be required to comply with the provisions of the Act and the general rules and regulations promulgated thereunder;

(ii)       the corporate minute book and all other corporate books and records of the Company, including agreements, shareholder records, financial records, and related supporting documents and data under the care, custody, or control of the Company or its officers and/or directors. If any additional items are received by such persons subsequent to the Closing Date, they shall immediately deliver the same to the Company;

(iii)	a duly executed officer’s certificate pursuant to Section 6(c); and

(iv)	a duly executed receipt for the payment for the Shares.

(b.)	At the Closing, Purchaser shall deliver or cause to be delivered:

(i)         a cashier’s check or bank wire payable to the Company in the aggregate amount of $350,000; and

(ii)	a duly executed officer’s certificate pursuant to Section 7(c)

3.            Representations and Warranties of the Company. The Company and the Individual Officers jointly and severally represent and warrant to Purchaser that, at the date of this Agreement and on the date of the Closing:

(a.)         The Company has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Company is not required to give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except any filings with the SEC, the National Association of Securities Dealers, Inc. (“NASD”) and state securities regulators which may be required in connection with the transactions contemplated hereby.

(b.)         The Company and each of its subsidiaries, if any, are corporations duly organized, validly existing and in good standing under the laws of their states of incorporation, with all requisite corporate power and authority to carry on the business in which they are engaged and to own the properties they own, and the Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company and each of its subsidiaries are duly qualified and licensed to do business and are in good standing in all jurisdictions where the nature of their business makes such qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole.

(c.)         There are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of the Company threatened, against the Company, that could reasonably be expected to have a material adverse effect on the Company or any subsidiary, any of the Shares, or the business of the Company and its subsidiaries, if any, or which concern the transactions contemplated by this Agreement.

(d.)         The Company, by appropriate and required corporate action, has duly authorized the execution of this Agreement and the issuance and delivery of the Shares. The Shares are not subject to preemptive or other rights of any shareholders of the Company and when issued in accordance with the terms of this Agreement and the Articles of Incorporation of the Company, as amended and currently in effect, the Shares will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The issuance of the Shares hereunder will not trigger any outstanding anti-dilution rights.

(e.)         The Company’s performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law or of the Articles of Incorporation or Bylaws of the Company, or of any of its subsidiaries, and, will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Company, or of any of its subsidiaries, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Company, or any of its subsidiaries, other than such breaches, defaults or liens which would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company is not in default under any provision of its Articles of Incorporation or By-laws or other organizational documents or under any provision of any agreement or other instrument to which it is a party or by which it is bound or of any law, governmental order, rule or regulation so as to affect adversely in any material manner its business or assets or its condition, financial or otherwise.

(f.)          The periodic reports filed by the Company with the SEC through and including its 2007 Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2007 (the “Disclosure Documents”), taken together, do not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein not misleading.

(g.)         The Company has provided Purchaser with all material public information in connection with the business of the Company and the transactions contemplated by this Agreement, and no representation or warranty made, nor any document, statement, or financial statement prepared or furnished by the Company in connection herewith contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

(h.)         This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to (i) the effects of bankruptcy, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in law or equity).

(i.)          No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement except any filings with the SEC and state securities regulators required in connection with the transactions contemplated hereby.

(j.)          The Company is not now, and after the sale of the Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Shares will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(k.)         The Company has filed or will file prior to Closing all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon as due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

(l.)          The Company has not taken any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company’s common stock to facilitate the sale or resale of the Company’s common stock in any manner in contravention of applicable securities laws;

(m.)        Subject to the accuracy of the Purchaser’s representations and warranties in Section 4 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions that meet the requirements for exemption from the registration requirements of Section 5 of the Act;

(n.)         Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Act of the issuance of the Shares to the Purchaser. Except as disclosed in the Disclosure Documents, the Company has not issued or sold any shares of its capital stock for in excess of five years prior to the date hereof and the issuance of the Shares to the Purchaser will not be integrated with any other issuance of the Company’s securities made prior to the date of Closing for purposes of the Act. The Company will not make any offers or sales of any security (other than the Shares) that would cause the sale of the Shares hereunder to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Act.

(o.)         The Company will at the date of Closing be in material compliance with all applicable securities (or “Blue Sky”) laws of the states of the United States in connection with the issuance and sale of the Shares to Purchaser.

(p.)         The Company shall use all commercially reasonable efforts to continue to have its common stock quoted on the OTC Bulletin Board.

(q.)         The Company’s board of directors has, by unanimous written consent, or by other action valid under the laws of the jurisdiction in which the Company is organized, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the shareholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

(r.)          As of the date hereof, the authorized capitalization of the Company consists of 50,000,000 shares of common stock, par value $0.001, of which 3,647,421 shares are issued and outstanding. All issued and outstanding shares of the Company’s common stock are legally issued, fully paid, and nonassessable and not issued in violation of the pre-emptive rights of any person. There are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any person to purchase or otherwise acquire from the Company at any time, or upon the happening of any stated event, any shares of capital stock or other equity securities of any of the Company.

(s.)          Except as set forth in the Company Schedules (as defined herein), since March 31, 2007, there has not been:

(i)         any material change in the business, operations, or financial condition or the manner of conducting the business of the Company;

(ii)       any declaration, setting aside, or payment of any dividend or other distribution in respect of the shares of the Company of any class, or any direct or indirect redemption, purchase, or other acquisition of any shares of any class of the Company;

(iii)      any agreement or arrangement to pay or accrue compensation to any of the Company’s officers, directors, employees, or agents except as contemplated by this Agreement;

(iv)      any option, warrant, or right to purchase, or any other right to acquire shares of any class of the Company granted to any person;

(v)       any employment, bonus, or deferred compensation agreement entered into between the Company and any of its officers, directors, or any other employees or consultants;

(vi)	any issuance of securities of the Company;

(vii)     any indebtedness incurred or guaranteed by the Company for borrowed money or any commitment to borrow money entered into by the Company or any indebtedness for accounts payable for materials or goods purchased by or for services rendered on behalf of the Company, except for items incurred in the ordinary course of business or in connection with this Agreement and the transactions contemplated hereby; or

(viii)	any amendment to the Articles of Incorporation or Bylaws of the Company.

(t.)          The Company has delivered to Purchaser the following schedules, which are collectively referred to as the “Company Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of the Company as complete, true, and correct:

(i)        a schedule setting forth a description of any of the events or information required to be described pursuant to section 3(s) of this Agreement; and

(ii)       a schedule setting forth all liabilities and obligations of the Company, including liabilities for products acquired or services performed on or prior to the Closing Date for which invoices have not been issued, which list shall be updated through and including the Closing Date (the “Company Liabilities”). In no event shall the Company Liabilities exceed $52,000.

The Company shall cause the Company Schedules and the instruments and data delivered to Purchaser hereunder to be updated after the date hereof up to and including the Closing Date.

4.            Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company that, at the date of this Agreement and on the date of Closing:

(a.)          Purchaser has been furnished with and has carefully read the Disclosure Documents as defined in Section 3(f) hereof. With respect to individual or partnership tax and other economic considerations involved in this investment, Purchaser is not relying on the Company (or any agent or representative of the Company). Purchaser has carefully considered and has, to the extent Purchaser believes such discussion necessary, discussed with Purchaser’s legal, tax, accounting and financial advisers the suitability of an investment in the Shares for Purchaser’s particular tax and financial situation.

(b.)         Purchaser has had an opportunity to inspect relevant documents relating to the organization and operations of the Company. Purchaser acknowledges that all documents, records and books pertaining to this investment which Purchaser has requested have been made available for inspection by Purchaser and Purchaser’s attorney, accountant or other adviser(s).

(c.)          Purchaser and/or Purchaser’s advisor(s) has/have had a reasonable opportunity to ask questions of, and receive answers and request additional relevant information from, a person or persons acting on behalf of the Company concerning the transactions contemplated by this Agreement.

(d.)         Purchaser is not purchasing the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(e.)          Purchaser, by reason of Purchaser’s business or financial experience, has the capacity to protect Purchaser’s own interests in connection with the transactions contemplated by this Agreement.

(f.)          Except as set forth in this Agreement, no representations or warranties have been made to Purchaser by the Company or any officer director, agent, employee, or affiliate of the Company and Purchaser is not relying on any oral representation by any officer, director or agent of the Company in connection with its decision to purchase the Shares hereunder.

(g.)         Purchaser is an accredited investor within the meaning of Rule 501(a)(3) of Regulation D promulgated under the Act.

(h.)         Neither Purchaser nor any of its managers, officers, members or affiliates is subject to any of the events described in Section 262(b) of Regulation A promulgated under the Act;

(i.)          Purchaser has adequate means of providing for Purchaser’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(j.)          Purchaser has such knowledge and experience in financial, tax and business matters so as to enable Purchaser to use the information made available to Purchaser in connection with the transaction to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

(k.)         Purchaser acknowledges that the Shares have not been registered under the Act or under any the securities act of any state. Purchaser understands further that in absence of an effective registration statement, the Shares can only be sold pursuant to some exemption from registration.

(l.)          Purchaser recognizes that investment in the Shares involves substantial risks. Purchaser acknowledges that Purchaser has reviewed the risk factors identified within the Disclosure Documents. Purchaser further recognizes that no federal or state agencies have passed upon this transaction or made any finding or determination as to the fairness of this investment.

(m.)        Purchaser acknowledges that each certificate representing the Shares shall contain a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE PURCHASER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

(n.)         Purchaser has the full legal right and power and all authority and approval required (i) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of Purchaser in connection with the purchase of the Shares, and (ii) to purchase and hold the Shares. The signature of the party signing on behalf of Purchaser is binding upon Purchaser. Purchaser has not been formed for the specific purpose of acquiring the Shares.

(o.)         This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject only to (i) the effects of bankruptcy, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in law or equity).

(p.)	Purchaser understands, acknowledges and agrees with the Company as follows:

(i)        No federal or state agency has made any findings or determination as to the fairness of the terms of this transaction for investment or any recommendations or endorsement of the Shares.

(ii)      The transaction is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act.

(iii)     Purchaser acknowledges that the information furnished pursuant to this Agreement by the Company to Purchaser or its advisers in connection with the transaction, is confidential and nonpublic and agrees that all such written information which is material and not yet publicly disseminated by the Company shall be kept in confidence by Purchaser and neither used by Purchaser for Purchaser’s personal benefit (other than in connection with this transaction), nor disclosed to any third party, except Purchaser’s legal and other advisers who shall be advised of the confidential nature of such information, for any reason; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes a part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription agreement entered into with the Company).

(iv)     IN MAKING AN INVESTMENT DECISION, PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE TRANSACTION, INCLUDING THE MERITS AND RISKS INVOLVED. THE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

5.            Special Covenants. The parties make and agree to the following special covenants which have served as material inducements for their respective decisions to enter into this Agreement.

(a.)          Cancellation of Shares. Prior to the record date for the special cash distribution referred to in section 5(h) below, current shareholders of the Company shall return to the Company for cancellation a total of 1,350,000 shares of the Company’s common stock, which shares shall be returned to the status of authorized and unissued shares, such that immediately prior to the Closing there shall be 2,297,421 shares of the Company’s common stock issued and outstanding.

(b.)         Payment of Obligations. On or prior to the Closing Date, the Company shall cause the Company Liabilities to be paid and satisfied. Such Company Liabilities shall not exceed $52,000 in total.

(c.)         Limitation on Reverse Stock Splits. Following Closing, Purchaser, as the controlling shareholder of the Company, will not permit the Company to effect any reverse stock split following Closing other than a one-time reverse stock split on a basis not greater than 1-for-7, and no shareholder of record of the Company’s common stock on the effective date of such split shall have his, her or its total share ownership reduced below 100 shares, unless the Individual Officers, as representatives of the Company’s current shareholders, consent to a larger reverse stock split in writing in advance. This provision shall be binding upon any permitted successors or assigns of Purchaser and shall automatically terminate at the time the Company enters into a business combination transaction with a corporation or other business entity with current business operations (a “Going Public Transaction”).

(d.)         Limitation on Future Share Issuances. Following Closing, Purchaser, as the controlling shareholder of the Company, will not permit the Company to authorize the issuance of any additional shares of the Company’s capital stock or securities convertible into the Company’s capital stock except in connection with a Going Public Transaction and any shares issued to any consultants and finders in contemplation of or in connection with a Going Public Transaction. This provision shall be binding upon any permitted successors or assigns of Purchaser and shall automatically terminate at the time the Company enters into a Going Public Transaction in accordance with the terms of this Agreement. In addition, Purchaser shall not acquire any additional shares of the Company’s capital stock (over and above those purchased hereunder) in connection with a Going Public Transaction.

(e.)          Minimum Qualifications for Going Public Transaction. Following Closing, Purchaser, as the controlling shareholder of the Company, will not allow the Company to enter into a Going Public Transaction unless the Company, on a combined basis with the operating entity with which it completes a Going Public Transaction, satisfies the financial conditions for listing on the NASDAQ Capital Market immediately following the closing of the Going Public Transaction. This provision shall be binding upon any permitted successors or assigns of Purchaser and shall automatically terminate at the time the Company enters into a Going Public Transaction in accordance with the terms of this Agreement.

(f.)	Transfer and Registration Rights.

(i)        Mandatory Registration. Upon receipt of written demand by Purchaser subsequent to a Going Public Transaction, the Company shall prepare, and, as soon as practicable but in no event later than 60 calendar days after the date of such notice, file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or if such form is unavailable, such other form as is available for registration) covering the resale of all of the Shares. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC within 120 calendar days after the date notice is received.

(ii)	Piggy Back Registration Rights.

(aa)    If the Company decides, including as required under any demand registration rights agreement, to register any of its common stock or securities convertible into or exchangeable for common stock under the Act on a form which is suitable for an offering for cash or shares of the Company held by third parties and which is not a registration solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, the Company will promptly give written notice to the Purchaser of its intention to effect such a registration. Subject to Section 5(f)(ii)(bb) below, the Company shall include all of the Shares (or the shares of common stock issuable upon conversion of the Shares) that the Purchaser requests to be included in such a registration by a written notice delivered to the Company within fifteen (15) days after the notice given by the Company.

(bb)    If (i) the registration, as described in Section 5(f)(ii)(aa) above, involves an underwritten offering, the Company will not be required to register Shares in excess of the amount the principal underwriter reasonably and in good faith recommends may be included in such offering, which recommendation, and supporting reasoning, shall be delivered to Purchaser; and (ii) if the SEC limits the number of shares which may be included in any registration described in Section 5(f)(ii)(aa) above, the Company will not be required to register Shares in excess of the amount permitted by the SEC (each of the events described in subsections (i) and (ii) above being referred to herein as a “Cutback”). If such a Cutback occurs, the number of Shares that are entitled to be included in the registration and underwriting, as applicable, shall be allocated in the following manner: (i) first, to the Company for any securities it proposes to sell for its own account, (ii) second, to the Purchaser requiring such registration, and (iii) third, to other holders of stock of the Company requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.

(cc)    All costs and expenses of any such registration statement shall be paid by the Company, other than sales commissions and the expenses of any separate legal counsel engaged by Purchaser.

(dd)    The registration rights granted hereunder shall continue in effect until the later of (i) the date all the Shares have been sold by Purchaser, (ii) or one (1) year from the date all the Shares have been included in an effective registration statement.

(ee)    The Shares issued pursuant to this Agreement may not be transferred except in a transaction which is in compliance with the Act, the regulations promulgated thereunder and applicable state laws and regulations.

(g.)         Directors and Officers of Company at Closing Date. On the Closing Date, the Individual Officers shall resign from their positions as officers of the Company, Barry Richmond shall resign from his position as a director of the Company and Timothy P. Halter shall be appointed as President, Secretary and a director of the Company to fill the vacancies created by such resignations.

(h.)         Special Cash Distribution. Prior to the Closing Date, the Company shall declare a special cash distribution to the shareholders of record of the Company’s common stock on a date prior to the Closing Date. Such special cash distribution shall be in the aggregate amount of approximately $280,000 or $0.1219 per share for each of the 2,297,421 shares of common stock outstanding on the record date for such distribution; provided, that in no event shall the aggregate amount of such distribution exceed the amount permitted by the Utah Revised Business Corporation Act. Purchaser expressly acknowledges that it will not be entitled to participate in such distribution and waives any right thereto. Purchaser also expressly acknowledges that all but approximately $18,000 of the purchase price for the Shares will be used to pay the distribution and the Company Liabilities, which will have the effect of materially reducing the book value of the Company immediately following Closing.

(i.)          Form S-8 Registration of Acquiror Company Common Stock. From and after the date of Closing and until such time as the Company completes a Going Public Transaction, the Company shall not issue any shares of the Company’s common stock pursuant to a registration statement on Form S-8.

(j.)          Resales of Restricted Stock. The Individual Officers, Jenson Services, Inc., Quad D Partnership, and not to exceed five transferees who receive shares from such persons in a transaction or transactions meeting the requirements of federal and state securities law (collectively, the “Subject Shareholders”), shall be entitled to the same piggyback registration rights with respect to the shares of the Company’s common stock held by them (the “Subject Shares”) that are provided to Purchaser pursuant to Section 5(f) hereof and, in the event of any Cutback, an equal number of the Shares of Purchaser, on the one hand, and the Subject Shares, on the other hand, shall be included in any registration statement with respect to which Purchaser and the Subject Shareholders have requested registration (unless all of the Subject Shares have been included, in which event a greater number of the Shares of Purchaser may also be included). All costs and expenses of registration shall be paid by the Company, other than sales commissions and the expenses of any separate legal counsel engaged by the Subject Shareholders.

6.            Conditions to Purchaser’s Obligations. The obligations of Purchaser to close the transactions contemplated by this Agreement are subject, at its discretion, to the following conditions:

(a.)         The representations and warranties made by the Company in this Agreement were true when made and shall be true at the date of Closing with the same force and effect as if such representations and warranties were made at and as of the date of Closing (except for changes permitted by this Agreement), and the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(b.)         Prior to the date of Closing, there shall not have occurred any material adverse change in the financial condition, business, or operations of the Company, nor shall any event have occurred which, with the lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business, or operations of the Company.

(c.)          Purchaser shall have been furnished with a certificate, signed by the president of the Company and dated as of the date of Closing, certifying as to the matters set forth in (a) and (b) above.

(d.)         Purchaser shall have received copies of all documents and information which it may have reasonably requested in connection with the transactions contemplated by this Agreement.

(e.)          No stop order or suspension of trading shall have been imposed by the SEC, or any other governmental regulatory body with respect to public trading in the Company’s common stock.

7.            Conditions to the Company’s Obligations. The obligations of the Company to close the transactions contemplated by this Agreement are subject, at its discretion, to the following conditions:

(a.)         The representations and warranties made by Purchaser in this Agreement were true when made and shall be true at the date of Closing with the same force and effect as if such representations and warranties were made at and as of the date of Closing (except for changes permitted by this Agreement), and Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

(b.)         Prior to the date of Closing, there shall not have occurred any material adverse change in the financial condition, business, or operations of Purchaser, nor shall any event have occurred which, with the lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business, or operations of Purchaser.

(c.)         The Company shall have been furnished with a certificate, signed by the chairman of Purchaser and dated as of the date of Closing, certifying as to the matters set forth in (a) and (b) above.

(d.)         No stop order or suspension of trading shall have been imposed by the SEC, or any other governmental regulatory body with respect to public trading in the Company’s common stock.

8.	Termination.

(a.)         This Agreement may be terminated by the management of either the Company or Purchaser at any time prior to the Closing if:

(i)        there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

(ii)       any of the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

(iii)     there shall occur any material adverse change in the assets, properties, business, or financial condition of the party not seeking termination pursuant to this provision, which material adverse change occurs subsequent to the date of the information included in this Agreement.

In the event of termination pursuant to this Section 8(a), no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

(b.)         This Agreement may be terminated at any time prior to the Closing by action of the board of directors of the Company if Purchaser shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Purchaser contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this Section 8(b), this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Purchaser shall reimburse the Company for all costs and expenses actually and reasonably incurred by it in connection with this Agreement, which were incurred from and after the date hereof; provided, however, such termination shall not relieve Purchaser from any liability for damages resulting from any willful and intentional breach of this Agreement.

(c.)         This Agreement may be terminated at any time prior to the Closing by action of the general partner of Purchaser if the Company shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this Section 8(c), this Agreement shall be of no further force or effect and no obligation, right, or liability shall arise hereunder, except that the Company shall reimburse Purchaser for all costs and expenses actually and reasonably incurred in connection with Agreement, which were incurred from and after the date hereof; provided, however, no such termination shall relieve the Company from any liability for damages resulting from any willful and intentional breach of this Agreement.

(d.)        This Agreement may be terminated by either the board of directors of the Company or the general partner of Purchaser, if Closing shall not have occurred by the close of business on May 31, 2007 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this section shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date. In the event of termination pursuant to this Section 8(d), no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

9.             Finders. Each of the respective parties hereto agrees to indemnify and hold the other party harmless from and against any claims for compensation by any third party based on or arising from such indemnifying party’s agreement to pay such third party a commission or other compensation for acting as a finder or broker in connection with the transactions contemplated hereby.

10.         Survival. Except as otherwise expressly provided herein, the representations, warranties and covenants of the respective parties set forth in Sections 3, 4, 5, 9, 10, 11, 12, 13, 14, 15, 16, 18 and 19 shall survive the Closing and shall continue in full force and effect for a period of two years.

11.         Governing Law. This Agreement shall be governed by and construed under and in accordance with the laws of the state of Utah.

12.         Expenses of Legal Proceedings. In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party shall be entitled to be reimbursed by the opposing party for all of the prevailing party’s reasonable outside attorneys’ fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

13.         Expenses of Transaction. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

14.          Public Announcements. The Company and Purchaser shall consult with one another in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, however, no prior consent shall be required if any such disclosure is required by law, in which case the disclosing party shall use its reasonable best efforts in good faith to provide the other party with prior notice of such public statement, filing or other communication and incorporate into such public statement, filing or other communication the reasonable comments of the other party.

15.          Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, and there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein. No amendment or modification hereof shall be effective until and unless the same shall have been set forth in writing and signed by the parties hereto.

16.         Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid or unenforceable, the remainder of this Agreement or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Agreement shall be construed as if such invalid or unenforceable provision were not contained herein.

17.         Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, or by a commercially recognized means of overnight delivery that requires confirmation of receipt, addressed as follows:

If to the Company, to:	Energroup Technologies Corporation
4685 South Highland Drive, Suite 202
Salt Lake City, Utah 84117
Attn: Stephen R. Fry, President

If to Purchaser, to:	Halter Financial Investments, L.P.
12890 Hilltop Road
Argyle, Texas 76226
Attn: Timothy P. Halter, Chairman

or such other addresses as shall be furnished in writing by either party to the other in the manner for giving notices hereunder, and any such notice shall be deemed to have been given as of the date so mailed.

18.         Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

19.          Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other party. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and, for purposes of Section 5(c), the Individual Officers as representatives of the Company’s current shareholders, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

20.         Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

The Company:	Energroup Technologies Corporation
A Utah corporation

By /s/ Stephen R. Fry
Stephan R. Fry, President and Director

The Individual Officers:
By /s/ Stephen R. Fry
Stephan R. Fry

By /s/ Thomas J. Howells
Thomas J. Howells

By /s/ Barry Richmond
Barry Richmond

Purchaser:	Halter Financial Investments, L.P.
A Texas Limited Partnership

By /s/ Timothy P. Halter
Timothy P. Halter, Chairman